Exhibit 99.2

–APi Group Announces Pricing of a $400 Million Public Offering of Common Stock–

New Brighton, Minnesota – September 15, 2021 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) announced the pricing of an underwritten public offering of 19,753,087 shares of its common stock at a public offering price of $20.25 per share. The gross proceeds to APi from this offering are expected to be approximately $400 million before deducting underwriting discounts and commissions and offering expenses payable by APi. APi has granted to the underwriters a 30-day option to purchase an additional 2,962,962 shares of its common stock. All of the shares of common stock to be sold in the offering are to be sold by APi. The offering is expected to close on or about September 17, 2021, subject to customary closing conditions.

APi intends to use the net proceeds from the offering for general corporate purposes, which may include future acquisitions and other business opportunities, capital expenditures and working capital. The offering is subject to general market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the size or terms of the offering.

Citigroup and Barclays are acting as joint book-running managers and representatives of the underwriters for the offering. J.P. Morgan, RBC Capital Markets, BofA Securities, Baird and UBS Investment Bank are also acting as joint book-running managers for the offering and BTIG and CJS Securities are acting as co-managers for the offering.

A shelf registration statement on Form S-3 relating to the shares of common stock being sold in the offering was filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021, and declared effective by the SEC on May 21, 2021. The offering of the shares of common stock is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the preliminary prospectus relating to the offering, when filed, may be obtained on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering may also be obtained from Citigroup Global Markets Inc. at Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146 and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847 or by email at Barclaysprospectus@broadridge.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations in North America and Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. APi has a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for its customers.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

This press release contains forward-looking statements, including, but not limited to, statements regarding APi’s proposed public offering of shares of its common stock and the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, APi’s and the underwriters’ ability to satisfy the conditions required to close the offering and APi’s future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and, except as required by applicable law, APi assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the Registration Statement on Form S-3 filed by APi with the SEC on May 12, 2021, as amended and/or supplemented, and periodic reports and other documents filed by APi with the SEC, including APi’s annual report on Form 10-K for the fiscal year ended December 31, 2020, and its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021.

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